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                                                                    Exhibit 99.1

                                OLIN CORPORATION
                        501 Merritt 7, Norwalk, CT 06856

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         JOSEPH D. RUPP, ANTHONY W. RUGGIERO, and GEORGE H. PAIN or any of them, with full power of substitution, are hereby appointed proxies to vote all Common Stock of the undersigned in Olin Corporation which the undersigned would be entitled to vote on all matters which may come before the Special Meeting of the Shareholders to be held at [.], on [.] , 2002, at [.] a.m. and at any adjournment or postponement thereof.

         This Proxy will be voted as directed by the shareholder on the items listed on the reverse side. If no contrary direction is specified, this Proxy will be voted FOR Item 1.

         This card also provides confidential voting instructions for shares held in the Olin Corporation Contributing Employee Ownership Plan or Arch Chemicals, Inc. Contributing Employee Ownership Plan. (We refer to both of these plans as the "CEOP"). If you are a participant and have shares of Olin Common Stock allocated to your account in the CEOP, please read the following instruction regarding voting of those shares.

         Trustee's Authorization: As a named fiduciary, you may direct JPMorgan Chase Bank, as Trustee of the CEOP, how to vote the shares of Olin Common Stock allocated to your CEOP account by completing and returning this Voting Instruction Form or sending your voting instructions via telephone or Internet. The Trustee will vote all shares in the CEOP in the same proportion as shares for which it has received instructions. JPMorgan Chase Bank will vote the shares represented by this Voting Instruction Form if proper instructions are completed, signed and received by Mellon Investor Services LLC before 4:00 p.m. EDT on [.], 2002.

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Comments/Address Change:  Please mark box on reverse side



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 PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE, WHERE IT IS CONTINUED,
                    THEN RETURN IT IN THE ENCLOSED ENVELOPE.

                           /\ FOLD AND DETACH HERE /\


                                OLIN CORPORATION
                    501 Merritt 7, Norwalk, Connecticut 06856

Dear Shareholder:

You are invited to attend our Special Meeting of Shareholders at [.] a.m. Eastern Daylight Time on [.] at [.].

This is your admission card. If you plan to attend, please mark the box on your proxy. Be sure to bring the card with you to the Meeting.

                                      Sincerely,



                                      George. H. Pain
                                      Secretary

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The Board of Directors recommends a vote FOR Item 1.

ITEM 1.-- ISSUANCE OF COMMON STOCK

TO APPROVE THE ISSUANCE OF SHARES OF OLIN COMMON STOCK IN                     FOR           AGAINST          ABSTAIN
THE MERGER OF CHASE INDUSTRIES INC. AND A WHOLLY-OWNED
SUBSIDIARY OF OLIN CORPORATION PURSUANT TO THE AGREEMENT                      [ ]             [ ]              [ ]
AND PLAN OF MERGER DATED MAY 7, 2002, AMONG OLIN CORPORATION,
PLUMBER ACQUISITION CORP., (A WHOLLY-OWNED SUBSIDIARY OF OLIN
CORPORATION), AND CHASE INDUSTRIES INC.


                              YES         NO
WILL ATTEND MEETING           [ ]         [ ]

                              YES         NO
COMMENTS/ADDRESS              [ ]         [ ]
CHANGE (use space on
reverse side)




Signature ___________________ Signature ___________________ Date _______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           /\ FOLD AND DETACH HERE /\


                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

  Internet and telephone voting is available through 4PM Eastern Daylight Time the business day prior to special meeting day.

    Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed
                          and returned your proxy card.


------------------------------------------       ------------------------------------      ----------------------------------------
                Internet                                      Telephone                                      Mail
        http://www.eproxy.com/oln                          1-800-435-6710
Use the internet to vote your proxy.             Use any touch-tone telephone to                      Mark, sign and date
Have your proxy card in hand when you      OR    vote your proxy.  Have your proxy     OR               your proxy card
access the web site.  You will be                card in hand when you call.  You                             and
prompted to enter your control number,           will be prompted to enter your                        return it in the
located in the box below, to create and          control number, located in the box                  enclosed postage-paid
submit an electronic ballot.                     below, and then follow the                                envelope.
                                                 directions given.
------------------------------------------       ------------------------------------      ----------------------------------------


               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.